CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Guerite Funds and to the use of our report dated December 6, 2006 on the statement of assets and liabilities as of December 6, 2006, of the Guerite Absolute Return Fund ("the Fund"), a series of the Guerite Funds. Such financial statement appears in the Fund's Statement of Additional Information.


                                       /s/ Briggs, Bunting & Dougherty, LLP

                                       BRIGGS, BUNTING & DOUGHERTY, LLP



PHILADELPHIA, PENNSYLVANIA
DECEMBER 6, 2006